UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2011

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey		07438
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Lakeland Bancorp, Inc. (the “Company”) announced that today it redeemed an additional $20 million of the Company’s outstanding $39 million in Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Preferred Stock”) that was issued to the U.S. Department of the Treasury under the Capital Purchase Program on February 6, 2009. The Company paid approximately $20.1 million to the Treasury to repurchase the Preferred Stock, which included payment for accrued and unpaid dividends for the shares. At the conclusion of this redemption, the outstanding balance of Treasury’s Preferred Stock investment has been reduced to $19 million.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit 99.1	Press Release dated March 16, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

	By:	/s/ Thomas J. Shara
	Name:	Thomas J. Shara
	Title:	President and Chief Executive Officer

Dated: March 16, 2011

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated March 16, 2011.